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                                November 1, 2001


Protection One, Inc.
Protection One Alarm Monitoring, Inc.
818 S. Kansas Avenue
Topeka, Kansas 66612

         Attention:        Richard Ginsburg
                           President and Chief Executive Officer

Ladies and Gentlemen:

         This letter agreement confirms the terms on which Westar Industries, Inc. ("Westar") has agreed to provide Protection One, Inc. and Protection One alarm Monitoring, Inc. (collectively, "Protection One") management and financial advisory services.

         During the period of Westar's engagement under this letter (as specified below), Westar will, if requested:

         (a) review and analyze, in consultation with members of management, the business, operations and financial condition of Protection One;

         (b) review and analyze, in consultation with members of management, Protection One's financial and strategic plans and business alternatives;

         (c) review and evaluate, in consultation with members of management, Protection One's capital structure and potential financing and refinancing alternatives;

         (d) review and evaluate, in consultation with members of management, strategies to reduce the amount of Protection One's outstanding debt; and

         (e) render such other similar or related financial and advising services as may be requested from time to time by Protection One.

         During the period of Westar's engagement, Westar will continue to seek and obtain information regarding developments affecting Protection One in an effort to stay current with respect to Protection One's business, operations, financial condition and prospects. In addition, Westar will be available at Protection One's request to meet with members of Protection One's management to discuss strategic and financial alternatives and their financial implications.

         As compensation for Westar's services hereunder, Protection One agrees to pay Westar, in arrears within fifteen days following the end of each calendar quarter beginning with the quarter ending March 31, 2002, an annual management and financial advisory fee equal to .50 percent of Protection One's consolidated total assets on the last day of the quarter.

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         Payment of the fees contemplated hereby shall entitle Protection One to use of Westar's Cessna Citation VII plane, or another aircraft designated by Westar if such plane is no longer owned by Westar or is otherwise unavailable, for 140 hours of flight time in each twelve-month period after the date of this Agreement, subject to the payment of operating costs for the plane for the flight time actually used. Protection One may purchase additional hours of use, subject to availability, at the same hourly rate Westar allocates internally for use of the plane.

         The engagement of Westar under this letter agreement, and the payment of the fees contemplated hereby, will continue so long as Westar owns at least a majority of Protection One's outstanding capital stock.

         In connection with this engagement, Westar is acting as an independent contractor and not in any other capacity, with duties owing solely to Protection One. All aspects of the relationship created by this agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to contracts made and to be performed therein.

         Please confirm that the foregoing is in accordance with Protection One's understanding by signing and returning to Westar the enclosed duplicate of this letter.

                                            Very truly yours,

                                            WESTAR INDUSTRIES, INC.


                                            By: /s/ Paul R. Geist
                                                -----------------
                                                     Paul R. Geist
                                                     President


Accepted and agreed to as of the date first written above:

PROTECTION ONE, INC.


By: /s/ Richard Ginsburg
    --------------------
         Richard Ginsburg
         President and Chief Executive Officer


PROTECTION ONE ALARM MONITORING, INC.


By: /s/ Richard Ginsburg
    --------------------
         Richard Ginsburg
         President and Chief Executive Officer